Lord Abbett Securities Trust Growth & Income Series
Post Effective Amendment No. 13 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         PERIOD ENDING OCTOBER 31, 1996

P * (1 + T)N  =  ERV

LIFE OF FUND*                                        ONE YEAR



P  =  1,000                                                   P  =  1,000

N = 2.8301                                                    N  =  1

ERV  =  1,500                                             ERV  =  1,201


T  =  Average annual total return


1,000 * (1 + T)2.8301  =  1,500                      1,000 * (1 + T)1  = 1,201

(1 + T)2.8301  =  1,500                              (1 + T)1  =  1,201
                  ---------                                       -----
                    1,000                                         1,000

T  =  (1,500)0.3533 -1 = 15.40%                       T  =  1,201 -1
      -------                                               -----
       1,000                                               (1,000)

T  =  15.40%                                T  =  20.10%



* The Trust's Growth & Income Series(Class C share)commenced operations on 1/3/94.

Lord Abbett Securities Trust Growth & Income Series
Post Effective Amendment No. 13 on form N-1A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         PERIOD ENDING OCTOBER 31, 1996

P * (1 + T)  =  ERV

LIFE OF FUND*

P  =  1,000

ERV  =  1,056

T  =  total return


1,000 * (1 + T)  =  1,056

(1 + T) =  1,056
               1,000


T  =  (1,056) -1 = 5.60% (7/15/96-10/31/96)
      (1,000)


* The Trust's Growth & Income Series(Class A share)commenced operations on 7/15/96.